Exhibit 99.2

ANNUAL REPORT AND FINANCIAL STATEMENTS

HERMES FUND MANAGERS LIMITED

31 DECEMBER 2017

HERMES FUND MANAGERS LIMITED
INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF HERMES FUND MANAGERS LIMITED

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Hermes Fund Managers Limited and its subsidiaries (together the “Group”), which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated profit and loss account, consolidated statements of comprehensive income, changes in equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements, which, as described in note 1 to the consolidated financial statements, have been prepared on the basis of UK Accounting Standards, including FRS 102, The Financial Reporting Standard applicable in the UK and Republic of Ireland (UK Generally Accepted Accounting Practice).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with UK Generally Accepted Accounting Practice; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hermes Fund Managers Limited and its subsidiaries as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance UK Generally Accepted Accounting Practice.

Emphasis of Matter

The Group prepared its consolidated financial statements in accordance with UK Generally Accepted Accounting Practice, which differs from U.S. generally accepted accounting principles. Information relating to the qualitative nature of such differences is presented in note 29 to the consolidated financial statements. Our opinion is not modified with respect to this matter.

HERMES FUND MANAGERS LIMITED
INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF HERMES FUND MANAGERS LIMITED (continued)

Other Matter

The accompanying consolidated balance sheet of the Group as of December 31, 2016, and the related consolidated profit and loss account, consolidated statements of comprehensive income, and cash flows for the year then ended, and the relates notes, were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/ KPMG LLP
London
United Kingdom
October 26, 2018

HERMES FUND MANAGERS LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 DECEMBER 2017

		2017	2016 (unaudited)
	Notes	£’000	£’000

Group turnover	3	139,513	107,116

Fee and commission expenses		(7,300)	(3,120)

Net group turnover		132,213	103,996

Administrative expenses		(124,152)	(99,275)

Group operating profit		8,061	4,721

Joint ventures	4	3,810	2,305
Realised currency (loss)/gain		(820)	1,591

Profit on ordinary activities before interest and taxation		11,051	8,617

Interest payable and similar charges	5	(217)	(250)
Interest receivable and similar income	5	2,038	1,807
Other finance income	5	300	300

Profit on ordinary activities
before taxation	6	13,172	10,474

Tax on profit on ordinary activities	9	(569)	(788)

Profit on ordinary activities after taxation		12,603	9,686

All of the results are derived from continuing operations.

The notes to these financial statements are an integral part of these financial statements.

HERMES FUND MANAGERS LIMITED

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED 31 DECEMBER 2017

		2017	2016 (unaudited)
	Notes	£’000	£’000

Profit for the financial year		12,603	9,686

Other comprehensive income/(expense)
Remeasurement of net defined benefit liability	16	7,600	(20,000)
Tax (charge)/credit – attributable to net actuarial gain/(loss)	9	(475)	3,656
Currency translation differences on foreign currency net investments		778	(1,534)
Other comprehensive income/(expense)		7,903	(17,878)
Total comprehensive income/(expense)		20,506	(8,192)

Profit for the year attributable to:
Non-controlling interest	42	243
Equity shareholders of the Company	12,561	9,443
	12,603	9,686

Total comprehensive income/(expense) for the period attributable to:
Non-controlling interest	42	243
Equity shareholders of the Company	20,464	(8,435)
	20,506	(8,192)

The notes to these financial statements are an integral part of these financial statements.

HERMES FUND MANAGERS LIMITED

CONSOLIDATED BALANCE SHEET AS AT 31 DECEMBER 2017

		2017	2016 (unaudited)
	Notes	£’000	£’000
Fixed assets
Intangible assets – goodwill	10	368	735
Tangible assets	11	4,762	1,664
Joint ventures	12	10,542	7,932
Investments	12	12,540	10,049
		28,212	20,380
Current assets
Debtors	13	47,513	33,838
Cash at bank	22	78,347	69,851
		125,860	103,689
Current liabilities
Creditors – amounts falling due within one year	14	(48,442)	(38,045)
Net current assets		77,418	65,644

Total assets less current liabilities		105,630	86,024

Creditors – amounts falling due after more than
one year	14	(49,208)	(17,168)

Provisions for liabilities	15	(5,558)	(3,640)
Net assets excluding pension liabilities		50,864	65,216
Pension deficit	16	-	(10,405)
Net assets including pension liabilities		50,864	54,811

Capital and reserves
Called up share capital	18	72,458	62,458
Profit and loss account		(21,594)	(7,886)
Shareholder’s funds		50,864	54,572

Non-controlling interest	26	-	239
Total capital employed		50,864	54,811

These financial statements were approved by the Board of Directors and authorised for issue on 26 October 2018. The notes to these financial statements are an integral part of these financial statements.

Signed on behalf of the Board of Directors

/s/ S Nusseibeh

S Nusseibeh - Director

HERMES FUND MANAGERS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

AS AT 31 DECEMBER 2017

		Called up	Profit	Non-
		share	and	controlling
		capital	loss	interest
			account		Total
	Notes	£’000	£’000	£’000	£’000

At 31 December 2016		62,458	(7,886)	239	54,811

Profit for the year		-	12,561	42	12,603
Re-measurement of net defined benefit liability	16	-	7,600	-	7,600
Deferred tax charge on pension assets	9	-	(475)	-	(475)
Currency translation differences on foreign currency net investments		-	778	-	778
Total comprehensive income		-	20,464	42	20,506
Issue of shares	18	10,000	-	-	10,000
Dividend		-	-	(281)	(281)
Derecognition of pension scheme asset	16	-	(39,432)	-	(39,432)

Tax credit on derecognition of pension	9		6,835		6,835
Increase in subsidiary		-	(1,575)	-	(1,575)
At 31 December 2017		72,458	(21,594)	-	50,864

HERMES FUND MANAGERS LIMITED

CONSOLIDATED CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2017

	Notes	2017	2016 (unaudited)
		£’000	£’000

Net cash inflow from/(used in)
operating activities	21	(11,047)	8,236

Cash flows from investing activities
Receipts from sale of fixed asset investments		1,269	808
Purchase of fixed asset investments		(2,972)	(3,493)
Interest received		250	201
Dividends received from joint venture		1,233	2,963
Purchase of minority interests		(632)	(1,192)
Purchase of tangible fixed assets		(4,280)	(774)
Net cash flows from investing activities		(5,132)	(1,487)

Cash flows from financing activities
Proceeds on issue of share capital		10,000	10,000
Proceeds from issue of long-term borrowings		20,000	-
Repayment of long-term borrowings		(5,000)	-
Dividends paid		(281)	(327)
Net cash flows from financing activities		24,719	9,673

Net increase in cash and cash equivalents	22	8,540	16,422

Cash and cash equivalents at beginning of year		69,851	53,360
Effect of foreign exchange rate changes		(44)	69
Cash and cash equivalents at end of year		78,347	69,851

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017

1.	ACCOUNTING POLICIES
The financial statements are prepared in accordance with applicable United Kingdom law and Accounting Standards. The principal accounting policies are summarised below. They have all been applied consistently throughout the year and the preceding year.

a)	General information and basis of accounting
The purpose of these financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission and as such these are a set of non-statutory statements.
Hermes Fund Managers Limited is a company incorporated in the United Kingdom under the Companies Act. The address of the Registered Office is Sixth Floor, 150 Cheapside, London, EC2V 6ET.
The financial statements have been prepared under the historical cost convention, modified to include certain items at fair value, and in accordance with Financial Reporting Standard 102 (FRS 102) issued by the Financial Reporting Council.
The functional currency of the Company is pounds sterling because that is the currency of the primary economic environment in which the Company operates. The consolidated financial statements are also presented in pounds sterling. Foreign operations are included in accordance with the policies set out below.
b)     Basis of consolidation
The Group financial statements consolidate the financial statements of the Company and its subsidiary undertakings drawn up to 31 December each year. Acquisitions are accounted for under the acquisition method. The results of subsidiaries acquired or sold are consolidated for the period from or to the date on which control passed.
Business combinations are accounted for under the purchase method. Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with those used by the Group. All intra-Group transactions, balances, income and expenses are eliminated on consolidation.
c)     Going concern
The Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Thus they continue to adopt the going concern basis of accounting in preparing the annual financial statements.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

1.	ACCOUNTING POLICIES (continued)
d)     Turnover
Turnover is recognised on an accruals basis. To the extent that fees and commissions are recognised in advance of billing they are included as accrued income or expense. Turnover for investment management services includes performance fees based upon rolling performance periods of up to three years. These are recognised in the year the performance period ends.
Turnover from the supply of services represents the value of services provided under contracts to the extent that there is a right to consideration and is recorded at the fair value of the consideration received or receivable. Where payments are received from customers in advance of services provided, the amounts are recorded as deferred income and included as part of creditors due within one year.
Fee and commission expenses are paid to third parties for ongoing services under distribution agreements and are charged to the profit and loss account over the period in which the services are expected to be provided.
e)     Goodwill
Goodwill represents any excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired. Goodwill arising in respect of acquisitions is capitalised in the year in which it arises within intangible fixed assets and amortised over its useful life with a full year’s charge for amortisation in the year of acquisition.

If a reliable estimate of the useful life of goodwill cannot be made, the life shall not exceed five years. Provision is made for any permanent diminution in the value of goodwill.
The recoverable amount of goodwill is derived from measurement of the present value of the future cash flows of the cash-generating units (CGU) of which the goodwill is a part. Any impairment loss in respect of a CGU is allocated first to the goodwill attached to that CGU, and then to other assets within that CGU on a pro-rata basis. An impairment loss recognised for goodwill however, shall not be reversed in a subsequent period.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

1.	ACCOUNTING POLICIES (continued)
f)     Financial instruments
Financial assets and financial liabilities are recognised when the Group becomes a party to the contractual provisions of the instrument. Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities.
Equity instruments issued by the Company are recorded at the fair value of cash or other resources received or receivable, net of direct issue costs.
All financial assets and liabilities are initially measured at transaction price (including transaction costs), except for those financial assets classified as at fair value through profit or loss, which are initially measured at fair value (which is normally the transaction price excluding transaction costs).
Financial assets and liabilities are only offset in the statement of financial position when, and only when, there exists a legally enforceable right to set off the recognised amounts and the Group intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.
Debt instruments that are classified as payable or receivable within one year on initial recognition are measured at the undiscounted amount of the cash or other consideration expected to be paid or received, net of impairment.
Financial assets are derecognised when and only when (a) the contractual rights to the cash flows from the financial asset expire or are settled, (b) the Group transfers to another party substantially all of the risks and rewards of ownership of the financial asset, or (c) the Group, despite having retained some, but not all, significant risks and rewards of ownership, has transferred control of the asset to another party.
Financial liabilities are derecognised only when the obligation specified in the contract is discharged, cancelled or expires.
The Group uses derivative financial instruments to reduce exposure to foreign exchange risk. The Group does not hold or issue derivative financial instruments for speculative purposes. Derivatives are initially recognised at fair value at the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognised in profit or loss immediately.
g)    Fair value measurement
The best evidence of fair value is a quoted price for an identical asset in an active market (Level 1). When quoted prices are unavailable, the price of a recent transaction for an identical asset provides evidence of fair value as long as there has not been a significant change in economic circumstances or a significant lapse of time since the transaction took place (Level 2). If the market is not active and recent transactions of an identical asset on their own are not a good estimate of fair value, the fair value is estimated by using a valuation technique (Level 3).

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

1.	ACCOUNTING POLICIES (continued)
h)    Joint Ventures
In the Group financial statements investments in joint ventures are accounted for using the equity method. The consolidated profit and loss account includes the Group’s share of joint venture profits, less losses, clearly indicated while the Group’s investment in joint ventures is shown separately in the consolidated balance sheet. Goodwill arising on the acquisition of joint ventures is accounted for in accordance with the policy for goodwill above. Any unamortised balance of goodwill is included in the carrying value of the investment in joint ventures.
i)     Impairment
Assets, other than those measured at fair value, are assessed for indicators of impairment at each balance sheet date. If there is objective evidence of impairment, an impairment loss is recognised in profit or loss as described below.
Non-financial assets
An asset is impaired where there is objective evidence that, as a result of one or more events that occurred after initial recognition, the estimated recoverable value of the asset has been reduced. The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use.
Where indicators exist for a decrease in impairment loss, the prior impairment loss is tested to determine reversal. For all assets other than goodwill, if and only if the reasons for the impairment loss have ceased to apply, an impairment loss shall be reversed in a subsequent period. An impairment loss is reversed on an individual impaired asset to the extent that the revised recoverable value does not lead to a revised carrying amount higher than the carrying value had no impairment been recognised.

Financial assets
For financial assets carried at amortised cost, the amount of an impairment is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.
For financial assets carried at cost less impairment, the impairment loss is the difference between the asset’s carrying amount and the best estimate of the amount that would be received for the asset if it were to be sold at the reporting date.
Where indicators exist for a decrease in impairment loss, and the decrease can be related objectively to an event occurring after the impairment was recognised, the prior impairment loss is tested to determine reversal. An impairment loss is reversed on an individual impaired financial asset to the extent that the revised recoverable value does not lead to a revised carrying amount higher than the carrying value had no impairment been recognised.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

1.	ACCOUNTING POLICIES (continued)

j)	Foreign exchange
Transactions denominated in foreign currencies are translated into the functional currency at the rates ruling at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rates ruling at that date. These translation differences are dealt with in the profit and loss account.

The results of overseas operations are translated at the average rates of exchange during the period and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and results of overseas operations are reported in other comprehensive income and accumulated in equity (attributed to non-controlling interests as appropriate).

In the case of the consolidated financial statements, exchange differences on monetary items receivable from or payable to a foreign operation for which settlement is neither planned nor likely to occur (therefore forming part of the net investment in the foreign operation), which are recognised in other comprehensive income and reported under equity. Foreign subsidiaries are retranslated using the net investment method.
k)    Tangible fixed assets
Tangible fixed assets are stated at cost or valuation, net of depreciation and any provision for impairment. Depreciation is provided on cost in equal annual instalments over the estimated useful economic lives of the assets. The estimated useful economic lives are as follows:

Fixtures, fittings and equipment -	One to five years
Leasehold improvements -	Period of the lease
All tangible assets are depreciated from the point of acquisition to the point of disposal.
l)     Operating leases
Rental expenses in respect of operating leases are charged to the profit and loss account on a straight line basis over the period of the lease. Rental income in respect of operating leases is recognised in the profit and loss account on a straight line basis over the period of the lease.
In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefit of incentives is recognised as a reduction of rental expense on a straight-line basis over the lease term.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

1.	ACCOUNTING POLICIES (continued)
m)    Pension benefits
For the Group’s defined benefit scheme the amounts charged to operating profit are the current service costs and gains and losses on settlements and curtailments. They are included as part of staff costs. Past service costs are recognised immediately in the profit and loss account. The net interest cost on the net defined benefit liability is shown within finance costs. Remeasurement comprising actuarial gains and losses and the return on scheme assets (excluding interest) are recognised immediately in other comprehensive income.
The Group’s defined benefit scheme is funded, with the assets of the scheme held separately from those of the Group, in separate trustee-administered funds. Pension scheme assets are measured at fair value and liabilities are measured on an actuarial basis using the projected unit credit method. The actuarial valuations are obtained at least triennially and are updated at each balance sheet date.
For defined contribution schemes, the amount charged to the profit and loss account in respect of pension costs is the contribution payable in the year. Differences between contributions payable in the year and contributions actually paid are shown either as accruals or prepayments in the balance sheet.
n)    Investment income
Income from investments is accounted for on an accruals basis.
o)    Current taxation
Current tax, including UK corporation tax and foreign tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.
Income tax is recognised in the profit and loss account for the period, except to the extent that it is attributable to a gain or loss that is recognised directly in equity. In such cases the gain or loss shown in equity is stated separately from the attributable income tax, which is also recognised directly in equity.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

1.     ACCOUNTING POLICIES (continued)
p)    Deferred taxation
Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in financial statements. Deferred tax assets are recognised to the extent that it is regarded as more likely than not that they will be recovered. Deferred tax balances are not discounted.
Unrelieved tax losses and other deferred tax assets are recognised only to the extent that, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.
Deferred tax liabilities are recognised for timing differences arising from investments in subsidiaries and associates, except where the Group is able to control the reversal of the timing difference and it is probable that it will not reverse in the foreseeable future.
Deferred tax is measured using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date that are expected to apply to the reversal of the timing difference.
Where items recognised in other comprehensive income or equity are chargeable to or deductible for tax purposes, the resulting current or deferred tax expense or income is presented in the same component of comprehensive income or equity as the transaction or other event that resulted in the tax expense or income.
q)     Bonus costs
Provision is made for bonuses attributable to performance prior to the year end. Deferred bonuses subject to co-invest arrangements are accrued evenly over the period to vesting.

r)     Long-term incentive plan (“LTIP”)
LTIP units awarded in the year entitle the holder to a share of pre-tax profits over a four-year vesting period. The expected costs of the LTIP payment are spread over the period of vesting and recognised as a long-term liability.

s)    Provisions

Provisions are recognised when the Group has a contingent or present obligation as a result of a past event, it is probable that the Group will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

Onerous lease provisions are obligations arising under onerous contracts and are recognised and measured as provisions. An onerous contract is considered to exist where the Group has a contract under which the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received under it.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

2.	CRITICAL ACCOUNTING ESTIMATES AND JUDGEMENTS
The reported results of the Group are sensitive to the accounting policies, assumptions and estimates that underlie the preparation of its financial statements. UK company law requires the Directors, in preparing the Group’s financial statements, to select suitable accounting policies, apply them consistently and make judgements and estimates that are reasonable and prudent. The Group’s estimates and assumptions are based on historical experience and expectation of future events and are reviewed periodically. The actual outcome may be materially different from that anticipated.

In the course of preparing the financial statements, management exercises judgement when determining the income category. Such judgement could have a significant effect on the amounts recognised in the financial statements:

Fee and commission income is recognised depending on the nature of the service provided:

▪	income earned from provision of services is recognised as the services are provided for example management fees; and

▪	income earned on the execution of a significant act is recognised when the act is completed, for example, performance fees are recognised only once they have crystallised.

The key sources of estimation uncertainty at the year-end that may have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are:

(i)	Goodwill impairment

The Directors review goodwill for impairment at least annually or when events or changes in economic circumstances indicate that impairment may have taken place. The recoverable amounts are based on value in use calculations using management’s best estimate of future cash flows and performance, discounted at a rate which the Directors estimate to be the return appropriate to the business.

(ii)	Defined benefit pension plan

The valuation of defined benefit plan liabilities are determined by long-term actuarial assumptions. These assumptions include discount rates (which are based on the long-term yield of high quality corporate bonds), inflation rates and mortality rates. The Group exercises its judgement in determining the assumptions to be adopted, with input from an independent qualified actuary.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

3.	TURNOVER
Turnover comprises the value of services provided in the United Kingdom by the Group exclusive of VAT and is analysed by activity as follows:

	Group
	2017	2016 (unaudited)
	£’000	£’000

Management fees	122,050	95,724
Performance fees	5,677	6,490
Other fee income	11,786	4,902
Total group turnover	139,513	107,116

Turnover for investment management services includes performance fees based upon rolling performance periods of up to three years. These are recognised in the year the performance period ends.

4.	JOINT VENTURES
Share of results of joint venture:

	2017	2016 (unaudited)
	£’000	£’000
Joint venture:
Hermes GPE LLP	3,810	2,305
	3,810	2,305

Note 23 discloses additional information on principal subsidiaries and joint ventures.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

5.	FINANCE INCOME/(COSTS) (NET)

	2017	2016 (unaudited)
	£’000	£’000

Interest payable and similar charges	(217)	(250)
Interest receivable and similar income	2,038	1,807
Other finance income	300	300
	2,121	1,857

	2017	2016 (unaudited)
	£’000	£’000
Interest payable and similar charges in respect of:
Loan from ultimate parent	217	250
	217	250

Interest payable to the ultimate parent relates to a loan from BTPS, as shown in Note 14.

Interest receivable and similar income in respect of:
Unlisted investments (note 12)	1,788	1,606
Bank deposit balances	250	201
	2,038	1,807

	2017	2016 (unaudited)
Other finance income:	£’000	£’000
Net interest expense on defined benefit liability	5,000	5,600
Net interest income on defined benefit assets	(5,300)	(5,900)
	(300)	(300)

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

6.	PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

	2017	2016 (unaudited)
	£’000	£’000
The profit on ordinary activities before taxation is stated after charging/(crediting):
Depreciation on tangible fixed assets (note 11)	1,182	812
Amortisation of goodwill (note 10)	1,334	1,335
Net loss on financial liabilities at fair value through profit and loss (note 17)	(83)	157
Foreign exchange gain/(loss)	903	(1,748)
Profit on fair value movement of investments (note 12)	(1,788)	(1,606)
Rental charges under operating leases	2,721	1,879
Rental income from operating leases	(372)	(372)

Auditor’s remuneration:
Audit fees - Subsidiaries	84	134
Audit fees - Company	64	81
	148	215
Non-audit fees:
Other services	94	104
Total fees payable to Group auditor	242	319

Amortisation of intangible assets is included in administrative expenses. Fees payable to the Company’s auditor and its associates in respect of associated pension schemes during the year were £Nil (2016: £16,710).

7.	STAFF NUMBERS AND COSTS

Average number of persons employed by the Group in the year:	2017	2016 (unaudited)
	No.	No.

Investment management	134	133
Business development	66	57
Administration	177	161
	377	351

Staff costs during the year in respect of these	2017	2016 (unaudited)
directors and employees were:	£’000	£’000

Wages and salaries	75,829	57,245
Social security costs	9,963	7,006
Pension cost related to Group scheme	4,529	4,157
Redundancy payments	726	1,335
	91,047	69,743

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

8.	DIRECTORS’ REMUNERATION AND TRANSACTIONS

Directors’ remuneration (including Non-Executive Directors)	2017	2016 (unaudited)
	£’000	£’000

Emoluments	4,627	4,174
Amounts receivable under long-term incentive schemes	544	218
Company contributions to money purchase pension schemes	55	59

	5,226	4,451

The Group operates co-investment/bonus deferral schemes whereby a portion of bonuses awarded in respect of the year are deferred. The full value of deferred awards granted to Executive Directors in respect of the year is £1,430,000 (2016: £1,292,500), although they will only become payable after the Directors satisfy future service conditions. Deferred awards are included in total remuneration disclosed above.

The number of Directors who:	2017	2016 (unaudited)
	No	No

Are members of a money purchase pension scheme	3	3
Had awards receivable in the form of units under a long term incentive scheme	3	3

Remuneration of the highest paid director:	2017	2016 (unaudited)
	£’000	£’000

Emoluments	2,211	1,938
Company contributions to money purchase schemes	19	19
Amounts receivable (other than shares and share options) under long-term incentive schemes	289	114

	2,519	2,071

Of this amount £785,000 (2016: £785,000) is deferred over a period of up to three years.

Details of transactions with Directors and key management personnel during the year are disclosed in note 25.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

9.	TAX ON PROFIT ON ORDINARY ACTIVITIES

a)	Analysis of tax charge/(credit) for the year	2017	2016 (unaudited)
		£’000	£’000
	Amounts recognised in profit or loss

	Current tax:
	UK corporation tax at 19.25% (2016: 20%)	8,353	1,602
	Overseas tax	-	(3)
	Adjustment in respect of prior periods	-	(122)
	Total current tax charge	8,353	1,477

	Deferred tax:
	Timing differences, origination and reversal	(7,770)	731
	Adjustment in respect of prior periods	(14)	(1,757)
	Effect of tax rate change on opening balances	-	337
	Total deferred tax credit	(7,784)	(689)

	Tax charge on profit on ordinary activities	569	788

	Amounts recognised in other comprehensive income
	Current tax:
	UK corporation tax at 19.25% (2016: 20%)	(546)	(1,600)

	Deferred tax:
	Actuarial (gain)/loss on defined benefit pension scheme	1,021	(2,056)
	Total tax on items in the statement of other comprehensive income	475	(3,656)
	Amounts recognised directly in equity
	Current tax:
	UK corporation tax at 19.25% (2016: 20%)	(7,583)	-
	Deferred tax:
	Tax on derecognition of defined benefit pension scheme	748	-
	Total tax credit	(6,835)	-

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

9.     TAX ON PROFIT ON ORDINARY ACTIVITIES (continued)

b)
Reconciliation of tax charge
The tax charged in the year differs from that resulting from applying the average rate of corporation tax in the UK of 19.25% (2016: 20%). The differences are explained below:

	2017	2016 (unaudited)
	£’000	£’000
Profit on ordinary activities multiplied by the average rate of corporation tax in the UK of 19.25% (2016: 20%)	2,536	2,095
Effects of:
Non-taxable income	(80)	(252)
Non-deductible expenses	608	404
Amounts transferred to the Statement of Comprehensive Income	234	(344)
Foreign tax charge	-	(3)
Adjustments in respect of prior periods	(14)	(1,879)
Effect of differences to deferred tax rates	374	1,094
Deferred tax recognised	(3,595)	(399)
Group relief not charged for	560	72
Chargeable gains	(54)	-
Current tax charge for the year	569	788

The effective tax rate of 4.3% is lower than the UK corporation tax rate of 19.25% for the year primarily due to the utilisation of brought forward losses for which deferred tax had not previously been provided for, and also the first time recognition of deferred tax on certain losses carried forward in the Group.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

9.    TAX ON PROFIT ON ORDINARY ACTIVITIES (continued)

c)	Deferred tax position
		2017	2017	2016 (unaudited)	2016 (unaudited)
		Provided	Unprovided	Provided	Unprovided
		£’000	£’000	£’000	£’000
	The Group

	Deferred tax (asset)/liability:
	Fixed asset timing difference	(2,294)	-	(2,612)	(3)
	Tax losses	(1,771)	(4,907)	-	(8,665)
	Capital gains	493	-	291	-
	Short-term timing differences	(9,506)	-	(4,742)	(15)
		(13,078)	(4,907)	(7,063)	(8,683)

Deferred tax assets totalling £4,907,490 (2016: £8,683,308) have not been recognised in respect of certain trading losses as the Group is not sufficiently certain that it will be able to recover those assets within a relatively short period of time.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

10.	INTANGIBLE FIXED ASSETS

Goodwill
£’000
The Group

Cost:
At 1 January 2017	3,322
At 31 December 2017	3,322

Accumulated amortisation:
At 1 January 2017	(2,587)
Amortisation	(367)
At 31 December 2017	(2,954)

Net book value:
At 31 December 2017	368

At 31 December 2016	735

The remaining unamortised goodwill above relates to Hermes European Equities Limited.

Unamortised goodwill of £2,903,022 (2016: £3,870,022) arising on the part-acquisition of Hermes GPE LLP in 2011 is included in the carrying value of the investment in joint ventures in accordance with the policy set out in the Accounting Policies. A total of £967,000 (2016: £967,000) was amortised during the year relating to the Hermes GPE LLP joint venture, in addition to the amortisation charge above.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

11.	TANGIBLE FIXED ASSETS

	Leasehold Improvements	Fixtures, Fittings and Equipment	Total
The Group	£’000	£’000	£’000

Cost:
At 1 January 2017	5,915	12,281	18,196
Additions	3,975	305	4,280
At 31 December 2017	9,890	12,586	22,476

Accumulated depreciation:
At 1 January 2017	5,344	11,188	16,532
Charge for the year	676	506	1,182
At 31 December 2017	6,020	11,694	17,714

Net book value:
At 31 December 2017	3,870	892	4,762

At 31 December 2016	571	1,093	1,664

Included within leasehold improvements is an amount of £1,475,076 relating to the Company’s estimate of the costs of restoring the new office, 150 Cheapside to its original state at the end of the lease.

Accelerated depreciation of £331,467 has been recognised for leasehold improvements relating to the previous office, Lloyds Chambers; this office was vacated in January 2018 before the end of the lease.

Work in progress costs of £2,419,601 relating to the fit out of 150 Cheapside have been capitalised as leasehold improvements and will be depreciated from the date the office is occupied to the end of the lease.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

12.	FIXED ASSET INVESTMENTS

	Investment
	in Joint	Unlisted
	Ventures	Investments	Total
	£’000	£’000	£’000
The Group
At 1 January 2017	7,932	10,049	17,981
Share of retained profit	3,810	-	3,810
Additions	1,000	1,972	2,972
Movement in fair value	-	1,788	1,788
Goodwill amortisation	(967)	-	(967)
Disposals	-	(1,269)	(1,269)
Dividends received from joint ventures	(1,233)	-	(1,233)
At 31 December 2017	10,542	12,540	23,082

Included within unlisted investments are investments held for the purposes of hedging liabilities on co-invest bonus arrangements that are classified as financial assets. During the year, there were additions and disposals of £2,971,597 and £1,269,025 respectively. These investments are measured at fair value through profit and loss. A fair value gain of £1,787,800 was recognised in the profit and loss during the year (2016: £1,605,567 gain).

Investments in joint ventures comprise the following share of net assets:

	2017	2016 (unaudited)
	£’000	£’000
Hermes GPE LLP	10,542	7,932
Total	10,542	7,932

The Group had no interests in associate undertakings at the balance sheet date.
The companies that make up the Group are analysed in note 23.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

13.	DEBTORS

	2017	2016 (unaudited)
	£’000	£’000
Due within one year:
Owed by joint ventures	13	11
Owed by parent	8,694	9,644
Trade debtors	3,148	2,936
Deferred tax	13,078	7,063
Corporation tax	-	61
Other debtors	2,174	1,570
Prepaid and accrued income	20,406	12,553
	47,513	33,838

Other debtors include £300,962 in respect of a Director’s loan. The original loan was issued on 21 November 2017 for £300,000. This is disclosed further in note 25 Related Party Transactions.

14.	CREDITORS

	2017	2016 (unaudited)
	£’000	£’000
Amounts falling due within one year:
Owed to parent	228	191
Other creditors	4,455	2,467
Corporation tax	159	-
Deferred income	777	-
Accruals and deferred income	42,823	35,387
	48,442	38,045

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

14.     CREDITORS (continued)

Amounts falling due after more than one year:	2017 £’000	2016 (unaudited) £’000
Owed to parent	20,048	5,822
Other creditors	24,005	11,346
Deferred income	5,155	-
	49,208	17,168

The amount owed to parent includes £20,048,284 relating to an unsecured subordinated loan with no fixed repayment date taken out on 14 December 2017. The loan accrues interest at a rate of LIBOR +5%.

Deferred income includes a lease incentive of £5,927,835. An original lease incentive amount of £6,250,000 was received in respect of the new office premises, 150 Cheapside, and is unwound on a straight-line basis over the term of the lease.

Other creditors includes deferred consideration of £600,000 in respect of the Company’s repurchase of the remaining 9.51% shares in HEEL.

15.	PROVISIONS FOR LIABILITIES

	Onerous lease provision	Dilapidation provision	Total
	2017	2017	2017
	£’000	£’000	£’000
The Group
At 1 January	1,171	2,469	3,640
Charged to the profit and loss	1,085	1,536	2,621
Utilisation of provision	(703)	-	(703)
At 31 December	1,553	4,005	5,558
The onerous lease provision above relates to a liability arising from vacant space on a portion of the office property at Lloyds Chambers. This cost includes rent, service charges and business rates apportioned to the vacant area. The principal assumptions include an aggregation of future costs discounted using a pre-tax risk-free rate based on a government bond rate of similar duration. During the year the Group increased its onerous lease provision to £1,552,826 due to an increase in vacant space in 2018 as a result of the office move to 150 Cheapside in January 2018.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

15.     PROVISIONS FOR LIABILITIES (continued)
A dilapidation provision has been recognised on the leasehold property at Lloyds Chambers, as the terms of the lease require the Company to restore the property to its original condition following changes made to the property during the period of the lease. A further dilapidation provision has been recognised in respect of works to be carried out in the new office at 150 Cheapside.

16.     PENSION COMMITMENTS
The Group operates a defined benefit pension scheme, Hermes Group Pension Scheme (the “Scheme”), funded by the payment of contributions to a separately administered trust fund. Members of HGPS are entitled to pension amounts on retirement linked to their final salary (with inflationary uplift). The scheme was closed to new members on 1 July 2008. The Group closed its final salary pension scheme to future accrual with effect from 31 October 2011. Thereafter, the Company made contributions to a defined contribution scheme for all employees.

The Scheme is subject to the Statutory Funding Objective under the Pensions Act 2004. A valuation of the Scheme is carried out at least once every three years to determine whether the Statutory Funding Objective is met. As part of the process the Company must agree with the trustees of the Scheme the contributions to be paid to address any shortfalls against the Statutory Funding Objective.

On 15 December 2017, HFML entered into a Flexible Apportionment Arrangement (FAA) with BT Pension Scheme Trustee Limited (BTPSTL), following which it was agreed that the Company would have no further funding obligations and BTPSTL would take over responsibility for all the liabilities in relation to the Scheme. This agreement was subject to the Company making an additional one-off contribution to the Scheme of £35m. As the Company became discharged of any further liability in relation to the Scheme, the liability was derecognised on 15 December 2017.

Defined Contribution Scheme
Contributions to the defined contribution scheme amounted to £3,829,312 during the year (2016: £3,557,492). The contributions outstanding as at the year-end amounted to £Nil (2016: £Nil).

Defined Benefit Pension Scheme
Contributions to the Scheme are determined with the advice of independent qualified actuaries on the basis of triennial valuations using the Projected Unit method.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

16.     PENSION COMMITMENTS (continued)

Mortality assumptions:

Investigations have been carried out within the past three years into the mortality experience of the Group’s defined benefit schemes. These investigations concluded that the current mortality assumptions include sufficient allowance for future improvements in mortality rates. The assumed life expectations on retirement at 60 are:

	2017	2016 (unaudited)
	years	years
Retiring today	27.3	27.6
Retiring in 20 years	29.2	30.0

The actuarial valuation was updated at 15 December 2017 by a qualified actuary using assumptions that are consistent with the requirements of FRS 102. Investments have been valued, for this purpose, at fair value. Contributions of £42.6m were made during the year into the scheme (2016: £8.3m).

The amount included in the balance sheet arising from the Group’s obligations in respect of its defined benefit pension scheme is as follows:

	2017	2016 (unaudited)
	£m	£m
Present value of funded scheme obligation	-	(190.7)
Fair value of scheme assets	-	180.3
Deficit	-	(10.4)

The amounts recognised in the profit and loss account are as follows:

	2017	2016 (unaudited)
	£m	£m
Administration costs	0.7	0.6
Interest on scheme obligation	5.0	5.6
Expected return on scheme assets	(5.3)	(5.9)
Total	0.4	0.3

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

16.     PENSION COMMITMENTS (continued)

‘Interest on scheme obligation’ and ‘Expected return on scheme assets’ are disclosed net as £0.3m ‘Other finance costs’ in the Consolidated Profit and Loss Account (2016: £0.3m). Analysis of the actuarial gain recognised in the consolidated statement of comprehensive income:

	2017	2016 (unaudited)
	£m	£m
Actual return less expected return on scheme
assets, i.e. gain/(loss)	14.5	26.7
Changes in assumptions underlying the present
value of scheme liabilities, i.e. gain/(loss)	(6.9)	(46.7)
Actuarial gain/(loss)	7.6	(20.0)

Changes in the present value of the defined benefit obligation are as follows:

	2017	2016 (unaudited)
	£m	£m
Opening defined benefit obligation	190.7	144.0
Interest cost	5.0	5.6
Benefits paid	(7.8)	(5.6)
Changes to assumptions	6.9	46.7
Derecognition of defined benefit obligation	(194.8)	-
Closing defined benefit obligation	-	190.7

Changes in the fair value of the assets over the period are as follows:

	2017	2016 (unaudited)
	£m	£m
Opening fair value of assets	180.3	145.6
Interest on assets	5.3	5.9
Company contribution	42.6	8.3
Benefits paid	(7.8)	(5.6)
Administrative costs	(0.7)	(0.6)
Return on assets less interest	14.5	26.7
Derecognition of fair value of assets	(234.2)	-
Closing fair value of assets	-	180.3

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

16.    PENSION COMMITMENTS (continued)
The major categories of plan assets as a percentage of the fair value of total plan assets are as follows:

	2017	2016 (unaudited)
	%	%
Equities	-	32
Bonds / Gilts	-	41
Real estate / Other	-	27

Included in the fair value of plan assets are investments in the Group’s managed funds with a value of £Nil (2016: £27.3m).

Principal actuarial assumptions at the balance sheet date:

	2017	2016 (unaudited)
	%	%
Discount rate at 31 December	N/A	2.8

Future pensionable salary increases	N/A	2.1
Future increases to pensions in payment (HGPS members)	N/A	3.1
Future increases to pensions in payment (HPS members)	N/A	2.1

Pension increases in deferment are linked to Consumer Price Inflation (CPI) for both Hermes Pension Scheme (HPS) and Hermes Group Pension Scheme (HGPS) members. Pension increases in payment for HPS members are in line with CPI and pension increases in payment for HGPS members are in line with Retail Price Inflation (RPI). On 17 May 1999 all assets and liabilities of the HPS were transferred to the HGPS. The rate of return has been determined on an asset class basis reflecting factors including equity market movements, future expectations, bond yields and inflation.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

16.    PENSION COMMITMENTS (continued)
Amounts for the current and previous four periods are as follows:

	2017	2016 (unaudited)	2015 (unaudited)	2014 (unaudited)	2013 (unaudited)
	£m	£m	£m	£m	£m

Present value of scheme obligation	-	(190.7)	(144.0)	(148.5)	(140.7)
Fair value of scheme assets	-	180.3	145.6	138.8	118.4
Surplus/(Deficit)	-	(10.4)	1.6	(9.7)	(22.3)
Experience adjustments on scheme assets – gain/(loss)	14.5	26.7	(0.4)	10.5	3.4
Experience adjustments on scheme liabilities – gain/(loss)	(6.9)	(46.7)	(1.5)	(0.1)	0.2
Derecognition of pension scheme	(39.4)	-	-	-	-

17.    FINANCIAL INSTRUMENTS
The carrying value of the Group’s financial assets and liabilities are summarised below:

	Notes	2017	2016 (unaudited)
Financial assets		£’000	£’000
Measured at fair value through profit or loss
Fixed asset unlisted investments	12	12,249	9,797
Measured at undiscounted amount receivable
Trade and other debtors	13	47,513	33,838
Fixed asset investments in unlisted equity instruments	12	291	252
		60,053	43,887

	Notes	2017	2016 (unaudited)
Financial liabilities		£’000	£’000

Measured at fair value through profit and loss
Foreign exchange forward derivative contracts		(83)	157
Measured at amortised cost:
Loans payable	14	20,048	5,822
Measured at undiscounted amount payable:
Trade and other creditors	14,15	83,243	52,874
		103,208	58,853

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

17.    FINANCIAL INSTRUMENTS (continued)
The Group enters into forward foreign exchange contracts to hedge exposure to net revenues received in foreign currency. The liability above reflects the fair value of those derivative contracts at the balance sheet date. The below shows the contracts entered into before the year end:

Liabilities as at 31 December 2017

Sell		Buy		Settlement date	Fair value in £’000
USD ‘000	24,418	GBP ‘000	18,000	2 July 2018	17,958
USD ‘000	24,478	GBP ‘000	18,000	28 Sept 2018	17,959
			Net change in fair value		(83)

Liabilities as at 31 December 2016 (unaudited)

Sell		Buy		Settlement date	Fair value in £’000
USD ‘000	22,443	GBP ‘000	18,000	20 Dec 2017	18,164
EUR ‘000	5,849	GBP ‘000	5,000	20 Dec 2017	4,993
			Net change in fair value		157

Fair value was determined using the Level 2 measurement basis.

The Group’s income, expense, gains and losses in respect of financial instruments are summarised below:

	2017	2016 (unaudited)
Interest income and (expense)	£’000	£’000

Total interest expense for financial liabilities at amortised cost	(217)	(250)
Fair value gains and losses
On financial assets measured at fair value through profit and loss	1,788	1,606
On financial liabilities measured at fair value through profit and loss	(83)	157

18.     CALLED UP SHARE CAPITAL

	2017	2016 (unaudited)
	£	£
Called up, allotted and fully paid:
72,458,000 (2016: 62,458,000) Ordinary shares of £1 each	72,458	62,458
	72,458	62,458

On 14 December 2017, the company issued capital of £10,000,000 to its owner, BTPS.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

19. LONG-TERM INCENTIVE PLAN
The long-term incentive plan (LTIP) is an incentive plan designed to align an element of certain key employees’ compensation to the future success of the Group.

For each award, the shares vest after four years. Each award in a particular year represents the following:

•	On vesting and on the basis that there is no full sale of Hermes before that date a right to share in 30% of the pre-tax statutory profits of Hermes.

•	Pre-vesting, a right to share in a proportion of the proceeds of any sale or partial sale of Hermes above the initial base value.

	No. of units awarded 2017	No. of units awarded 2016 (unaudited)
At 1 January	174.5	95.5
Issued during year	150.5	94.5
Forfeited during year	(3.0)	(15.5)
At 31 December	322.0	174.5
The total of all awards outstanding as at 31 December 2017 is 322 units.

During the year the Company issued 150.5 units. Due to the leaver provisions, 3 of these units were forfeited during the year. The total liability recognised as at 31 December 2017 was £15,016,101 (2016: £2,972,722).

In addition to the LTIP, the Company has an interim profit participation (IPP) plan. Each IPP unit entitles the holder to a right to share in 18.5% of the pre-tax statutory profits of the Group for the years ending 31 December 2015, 2016 and 2017. The value of the IPP liability recognised as at 31 December 2017 was £2,832,184 (2016: £1,587,041).

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

20. FINANCIAL COMMITMENTS
Operating Lease Commitments
The Group’s total future minimum lease payments on non-cancellable operating leases are as follows:

	Land and		Land and
	Buildings 2017	Other 2017	Buildings 2016 (unaudited)	Other 2016 (unaudited)
	£’000	£’000	£’000	£’000

Within one year	3,944	59	2,134	168
Between two – five years	11,028	-	1,408	98
After five years	7,130	-	-	-
	22,102	59	3,542	266

The UK operating lease relating to the new office, 150 Cheapside, is subject to an upwards only rent review on 21 October 2020. The Company also has an option to exit the lease on 21 October 2020 by giving 9 months’ notice.

21.	RECONCILIATION OF OPERATING PROFIT TO NET CASH OUTFLOW FROM OPERATING ACTIVITIES

Group		Group
	2017	2016 (unaudited)
	£’000	£’000
Operating profit/(loss)	8,061	4,721
Bank charges	-	(14)
Adjustment for pension funding	(41,937)	(7,700)
Depreciation	1,182	812
Amortisation	1,335	1,335
Increase in provisions	4,387	-
Decrease/(increase) in debtors	(7,911)	5,003
Increase in creditors	24,827	2,625
Cash generated from operations	(10,056)	6,782
Interest paid	(991)	-
Tax received/(paid)	-	1,454
Net cash from/(used in) operating activities	(11,047)	8,236

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

22.	RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

	2017	2016 (unaudited)
	£’000	£’000
Net funds at beginning of year	69,851	53,360
Increase in cash in year	8,540	16,422
Effect of foreign exchange rate changes	(44)	69
Net funds at end of year	78,347	69,851

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

23. ADDITIONAL INFORMATION ON PRINCIPAL SUBSIDIARIES AND JOINT VENTURES

The Group has investments in the following subsidiary undertakings and joint ventures that principally affect the results and net assets of the Group.

subsidiary undertakings	activity	REGISTERED OFFICE
Hermes Investment Management Limited	Investment management	Sixth Floor, 150 Cheapside, London, EC2V 6ET (Cheapside)
Hermes Real Estate Investment Management Limited	Investment management	Cheapside
Hermes European Equities Limited	Investment management	Cheapside
Hermes BPK Limited	Investment management	Cheapside
Hermes Private Equity Limited	Investment management	Cheapside
Hermes Alternative Investment Management Limited	Investment management	Cheapside
Hermes Equity Ownership Services Limited	Stewardship and corporate governance	Cheapside
Hermes Administration Services Limited (Dissolved 20.2.18)	Investment management	Cheapside
Hermes Assured Limited	Investment management	Cheapside
Hermes BPK Partners Inc. (Dissolved 30.1.18)	Investment management	2711 Centerville Road, Suite 400 New York NY10017, USA
Hermes Investments (North America) Limited	Investment management	Cheapside
Hermes Fund Managers (North America) GP, Inc.	Inactive	200 State Street, 7th floor, Boston MA 02109-2696, USA
Hermes Real Estate Debt GP Limited	Investment management	Cheapside
Hermes Private Debt I GP Limited	Investment management	Cheapside
Hermes Global Funds GP Limited	Inactive	c/o Walkers Corporate Services Limited, 87 Rory Street, George Town, Grand Cayman, KY1-9005, Cayman Islands
Hermes BPK Coinvestment Trustees Limited	Inactive	Cheapside
Hermes Pension Fund Management Limited	Inactive	Cheapside
Hermes Secretariat Limited	Inactive	Cheapside
Hermes Sourcecap Limited	Inactive	Cheapside
Hermes Private Debt (Lux) I GP S.à.r.l.	Investment management	51 Avenue J F Kennedy, Kirchberg, L1855, Luxembourg
Hermes Private Debt (Lux) II GP S.à.r.l.	Investment management	51 Avenue J F Kennedy, Kirchberg, L1855, Luxembourg
joint ventures
Hermes GPE LLP Vista UK Residential 1 (GP) LLP Vista UK Residential Real Estate (GP) LLP	Investment management Investment management Investment management	Cheapside Cheapside Brodies LLP, 15 Atholl Crescent, Edinburgh, EH3 8HA
Subsidiary undertakings disclosed above are wholly-owned subsidiaries. All subsidiaries disclosed above have been consolidated in these financial statements.
Hermes GPE LLP (“HGPE”) is a joint venture between Hermes Fund Managers Limited and the HGPE management team through GPE Partner Limited. It is incorporated in the United Kingdom and is registered and operates in England and Wales.
Hermes BPK Limited applied for strike off on 13 March 2018 and the liquidation process is expected to complete in 2018. Hermes BPK Partners Inc. was dissolved on 30 January 2018.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

24. FINANCIAL RISK MANAGEMENT OBJECTIVES AND STRATEGY
The Group’s activities expose it to a number of financial risks. The use of financial derivatives is governed by the Group’s policies approved by the Board of Directors, which provides written principles on the use of financial derivatives to manage these risks. The Group does not use derivative financial instruments for speculative purposes.
The principal financial risk exposures of the Group at the balance sheet date relate to credit, liquidity, interest rate and market risks. The Group has in place a system of controls and processes to mitigate the risks identified.
Credit Risk
Credit risk is the risk that a counterparty will be unable to meet a commitment that it has entered into with the entity. The following are credit risks relevant to the Group at the balance sheet date.
i) Fund-specific: Within a number of the funds operated by entities within the Group, investment positions are taken gaining exposure to other parties. Applicable limits are stated within the objectives and constraints of each fund. The risk is assessed by qualified and trained professionals using a range of information and tools.

ii) Transaction-related: An inevitable consequence of both investment transactions within the funds and transactions within Group entities is the involvement of counterparties, particularly brokers. A process is in place to assess the suitability of counterparties.

The carrying amounts of financial assets best represent the maximum credit risk exposure at the balance sheet date. At 31 December 2017, the Group’s financial assets exposed to credit risk amounted to the following:

Financial assets
	2017	2016 (unaudited)
	£’000	£’000

Cash at bank	78,347	69,851
Trade debtors and accrued income	23,554	15,489
Taxation	13,078	7,124
Owed by parent	8,694	9,644
Other debtors	2,187	1,581
	125,860	103,689

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

24. FINANCIAL RISK MANAGEMENT OBJECTIVES AND STRATEGY (continued)

Cash at bank is held in current accounts or placed on deposit in highly-rated liquid money-market funds or with highly-rated counterparties. Bankruptcy or insolvency of bank counterparties may cause the Company’s rights with respect to the cash held by the banks to be delayed or limited. Bank credit ratings are high and are monitored by management with reference to reputable rating agencies such as Standard & Poor’s, Moody’s or Fitch. If the banks’ financial positions were to materially deteriorate then cash holdings would be moved to other banks.

Bankruptcy or insolvency of the counterparty may cause delays in obtaining the amounts owed, or the Company may have limited rights in respect of the amounts owed. The Company manages its risk by dealing with reputable counterparties offering a low risk of default. The financial position of the counterparties is regularly reviewed.

At year-end, within the Group, an insignificant level of debt was substantially past due and the majority of debt outstanding at the balance sheet date has been received post year-end. There were no trade debtors of the Group that were more than 90 days past due at 31 December 2017 (2016: £Nil).

Liquidity Risk
Liquidity risk arises as a result of the possibility that the Company may not have sufficient cash funds to meet its liabilities as they fall due.

Below is a maturity analysis of the Group’s undiscounted liabilities at the balance sheet date:

		2017	2016 (unaudited)
Financial liabilities	Maturity	Group	Group
		£’000	£’000

Owed to parent	< 12 mths	228	191
Deferred income	< 12 mths	777	-
Other creditors	< 12 mths	3,786	1,620
Unfunded pension liability	< 12 mths	828	847
Accruals	< 12 mths	42,823	35,387
Owed to parent	> 12 mths	20,048	5,822
Deferred income	> 12 mths	5,155	-
Other creditors	> 12 mths	24,005	11,346
		97,650	55,213

The Company’s liquidity risk relates to its cash dealings with clients, day-to-day trading activity, the funding of operational expenses and meeting solvency requirements as determined by the regulator (Financial Conduct Authority). The maintenance of liquidity is reported and monitored by senior management on a regular basis.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

24.     FINANCIAL RISK MANAGEMENT OBJECTIVES AND STRATEGY (continued)

Interest Rate Risk

While not the primary focus of the Group, the nature of the business gives rise to large cash balances being held and consequently potentially significant interest receipts. The Group’s Finance department aims to mitigate the interest rate risk by continually monitoring the cash position of the Group and seeks the optimal level of cash to place on deposit given the Group’s liquidity requirements.

If the average rate of interest was 2% higher during the year based upon the year-end cash position, an additional £1.6m interest would have been earned.

Market Risk – Foreign Exchange

Market risk is the possibility for the Group to experience losses due to factors that affect the overall performance of the financial markets in which the Group is involved. One key factor is foreign currency exchange risk as the Group receives income and incurs expenses in foreign currencies.
Due to a net exposure to foreign currency movements, the Group partially hedges this exposure through the use of foreign currency forward contracts (see note 17 for further disclosures).

25.    RELATED PARTY TRANSACTIONS

(a)    General information and disclosure exemptions
Hermes Group Pension Scheme
Certain activities of the Scheme were carried out by the Hermes Group, all of the costs of which are borne by the Company. These costs have not been apportioned for accounting purposes between those attributable to the Scheme and those attributable to the Hermes Group, as functions maintained for both entities cannot be divided meaningfully between them.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

25. RELATED PARTY TRANSACTIONS (continued)
(b)    Related-party transactions
During the year there were transactions with the following related parties:
The following fees were paid to BT Pension Scheme Management Limited (BTPSM) in respect of services provided to the Hermes Group.

	2017	2016 (unaudited)
	£’000	£’000
P Spencer (Chairman & Non-Executive Director Fee)	-	25
W McClory (Non-Executive Director Fee)	-	20
Total	-	45

Central allocated costs from the Company to BTPSM totalled £2,452,604 during the year (2016: £3,350,035). An amount was due to the Company from BTPSM totalling £507,132 at year-end (2016: £1,285,035).
The following transactions occurred during the year with joint ventures:

•	Hermes GPE LLP (HGPE)
Central allocated costs from the Company to HGPE totalled £1,750,000 during the year (2016: £1,350,000). An amount was due to the Company from HGPE totalling £13,532 at year-end (2016: £11,268).
The amounts outstanding above for HEEL and HGPE are unsecured and will be settled in cash. No guarantees have been given or received. No provisions have been made for doubtful debts in respect of the amounts owed by related parties.
The following transactions occurred during the year with other related parties:

•	Directors’ transactions

During the year ended 31 December 2017 the company advanced one of the directors an unsecured loan totalling £300,000. Interest was charged at the HMRC beneficial loan rate. There were no loans to Directors in the year ended 31 December 2016.

•	Other related-party transactions
The key management personnel are the Executive Directors and the Executive Committee.
The total remuneration for key management personnel for the period totalled £8,022,612 (2016: £5,993,866), being remuneration disclosed in note 8 of £4,964,621 (2016: £4,092,056) and remuneration provided to other key management personnel of £3,057,991 (2016: £1,901,810).

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

26.    NON-CONTROLLING INTEREST – EQUITY

The non-controlling interest of £Nil (2016: £239,000) included within the consolidated balance sheet and debit of £168,000 (2016: debit of £243,000) included within the consolidated profit and loss account relate to a 0% shareholding (2016: 9.51%) in Hermes European Equities Limited, which was owned by an individual Director of the entity. During 2017, HFML purchased all of these shares from the Director and HEEL is now a wholly owned subsidiary.

27.    ULTIMATE PARENT UNDERTAKING AND CONTROLLING PARTY

For the year ended 31 December 2017 the directors regard the BT Pension Scheme as the company's ultimate parent controlling party. From 2 July 2018 the directors regard Federated Investors, Inc. as the company’s ultimate parent controlling party. It is the parent of the largest group which includes the company and for which group financial statements are prepared.
The financial statements of HFML can be obtained at the Registered Office, Sixth Floor, 150 Cheapside, London, England, EC2V 6ET.

28.    SUBSEQUENT EVENTS

On 2 July 2018 (but effective 1 July 2018) Federated Investors, Inc acquired 60% of the share capital of HFML. From this date Federated Investors, Inc replaced the BT Pension Scheme as the ultimate parent controlling party.
Under the terms of the long term incentive plan (LTIP), the change of control on 1 July 2018 triggered a payment to LTIP holders based on the consideration paid for the controlling stake. In addition to this, LTIP holders were awarded restricted shares in the Group amounting to 10.5% of the share capital.

29.	SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK ACCOUNTING STANDARDS AND US GAAP

The Group consolidated financial statements have been prepared in accordance with UK Accounting Standards, including FRS 102, The Financial Reporting Standards applicable in the United Kingdom and Ireland (“UK GAAP”), which differs in certain respects from United States generally accepted accounting principles ("US GAAP"). In accordance with the provisions of Rule 3-05 of Regulation S-X, Hermes represents less than 30% in all required significant subsidiary tests, and therefore, under Item 17(c) of Form 20-F, there is no requirement to quantify the differences in accounting principles. A summary of significant differences between the two sets of accounting principles which are applicable to the Group is set out below:

(a)    Goodwill amortisation
Under UK GAAP, initial recognition of individual intangible assets and goodwill may be different than under US GAAP. In addition, under UK GAAP, goodwill is amortised on a systematic basis, and a provision is made for any permanent diminution in the value of goodwill. Under US GAAP, goodwill is not amortised, but instead is tested at least annually for impairment or more frequently as events may trigger a need for an impairment analysis.

HERMES FUND MANAGERS LIMITED

NOTES TO THE FINANCIAL STATEMENTS - YEAR ENDED 31 DECEMBER 2017 (continued)

29.	SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN UK ACCOUNTING STANDARDS AND US GAAP (continued)

(a)    Goodwill amortisation (continued)
Under UK GAAP, incremental transaction costs may be included in the purchase price and capitalized if certain criterion are met. Under US GAAP, all transaction costs would be recognized as expense in the profit and loss account.

(b)    Deferred taxes classification
Under UK GAAP, deferred tax assets and liabilities may be classified as either current and/or non-current in the consolidated balance sheet, based on the timing of the expected recoverability. Under US GAAP, deferred tax assets and liabilities, along with any applicable valuation allowance, are required to be classified as non-current in the consolidated balance sheet.

(c)    Fee and commission expense
Under UK GAAP, Fee and commission expense is presented as a reduction of Group turnover, as Hermes is deemed to be the agent in the transaction.  Under US GAAP, these fees would be presented as a component of Administrative expenses, as Hermes would be the principle in the transaction.

(d)    Consolidation
Under UK GAAP, control is defined as “the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities,” which typically exists when a reporting entity owns more than 50% of the voting power of an entity. UK GAAP also contains provisions for the consolidation of special purpose entities (‘SPE’) and other circumstances where consolidation is required for ownership interests below 50%. Such provisions include; the purpose of its activities, ultimate decision making power without control over day to day requirements, rights to the majority of the benefits of the SPE and the majority of ownership risk. Under US GAAP, an entity is first evaluated to determine whether it is a variable interest entity (VIE) or a voting interest entity (VRE). Control over a VRE under US GAAP is similar to UK GAAP. Control over a VIE under US GAAP occurs when a reporting entity is the primary beneficiary and has both (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the economic right to returns that could potentially be significant to the VIE. Differences in consolidation between the two GAAP frameworks can exist in practice.

(e)    Onerous lease provision

Under UK GAAP, a liability equal to the present value of the obligation is recorded for leased properties for which the unavoidable costs of meeting the obligations exceed the economic benefit expected to be received. These may be recorded from the date when the contract becomes onerous even if the lease property is still in use by the reporting entity. Under US GAAP, the liability should include an assumed amount of sub-lease income (regardless of whether a sub-lease actually exists) and may only be recognized once the reporting entity has vacated the leased space.